UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 5, 2003

AT&T WIRELESS SERVICES, INC. 401(k) SAVINGS PLAN

(Exact name of Registrant as Specified in its Charter)

Delaware	1-16567	91-1379052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7277 – 164th Avenue NE, Building 1 Redmond, Washington	98052

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(425) 580-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

(a)	Previous independent accountants

(i)	On March 5, 2003, PricewaterhouseCoopers LLP resigned as the independent accountants for the AT&T Wireless Services 401(k) Savings Plan (“AT&T Wireless Services Plan”).

(ii)	The reports of PricewaterhouseCoopers LLP on the statements of net assets available for benefits of the AT&T Wireless Services Plan for the years ended December 31, 2000 and 2001, and the related statements of changes in net assets available for benefits for the years ended December 31, 2000 and December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	In connection with its audits of the AT&T Wireless Services Plan for the two most recent fiscal years and through March 5, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv)	During the two most recent fiscal years and through March 5, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(v)	The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 7, 2003 is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

16.1 Letter from PricewaterhouseCoopers LLP, dated March 7, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2003	By:	/s/ Joseph McCabe, Jr.

Joseph McCabe Jr. Executive Vice President, Chief Financial Officer